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                                                                    Exhibit 10.1

                       SECOND AMENDMENT TO LOAN AGREEMENT

         This SECOND AMENDMENT (this "Second Amendment") to the certain Loan Agreement by and between COULTER PHARMACEUTICAL, INC. (the "Borrower"), a Delaware corporation and a wholly owned subsidiary of CORIXA CORPORATION, a Delaware corporation ("Corixa"), and SMITHKLINE BEECHAM CORPORATION, a Pennsylvania corporation ("Lender") dated October 23, 1998 (the "Loan Agreement"), as amended by the first amendment dated June 28, 2002 (the "First Amendment" and together with the Loan Agreement, the "Amended Loan Agreement"), is made on August 26, 2003. Except as otherwise defined in this Second Amendment, capitalized terms used herein shall have the meaning ascribed to them in the Amended Loan Agreement.

         WHEREAS, the Amended Loan Agreement provides that Borrower, at its discretion, may repay the Loan in cash or shares of Corixa common stock;

         WHEREAS, the Amended Loan Agreement provides that, if Borrower elects to repay the Loan in shares of Corixa common stock, such shares must be issued pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"); and

         WHEREAS, Borrower desires to provide Lender with certain registration rights to facilitate the resale by Lender of shares of Corixa common stock issued to Lender pursuant to the Amended Loan Agreement in a manner consistent with the requirements of the Securities Act.

         NOW THEREFORE, in consideration of the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Section 2(b). Section 2(b) to the Amended Loan Agreement is hereby deleted and the following shall be substituted therefor:

                  (b) PRINCIPAL PAYMENTS. (i) In the event that Borrower's EBITDA for the twelve (12) month period ending September 30, 2001 exceeds U.S. $15,000,000, then on the date that is thirty-six (36) months after the Effective Date, Borrower shall make a principal payment of an amount equal to thirty-three percent (33.0%) of then outstanding principal balance of the Loans; (ii) in the event that Borrower's EBITDA for the twelve (12) month period ending September 30, 2002 exceeds U.S. $15,000,000, then on the date that is forty-eight
                  (48) months after the Effective Date, Borrower shall make a principal payment of an amount equal to fifty percent (50.0%) of then outstanding principal balance of the Loans; and (iii) Borrower shall repay the entire outstanding unpaid principal balance of the Loans, together with all accrued unpaid interest thereon, on the Maturity Date. At Borrower's option under this Section 2(b), principal payments, together with all accrued unpaid interest thereon, may be paid in cash or the number of shares (the "Shares") of common stock, $0.001 par value per share, of Corixa (the "Common Stock") determined by dividing (i) the amount of principal and interest to be repaid by (ii) the Share Price (as hereinafter defined). The "Share Price" shall be the closing price of Common Stock on the Nasdaq National Market, as
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                  reported by the Wall Street Journal, Western Edition (the
                  "Wall Street Journal"), on the last trading day preceding the day on which Borrower elects to repay the Loan (the "Repayment Date"). In the event the number of Shares so calculated would include a fraction of a Share, the number of Shares shall be decreased to the nearest whole number of Shares and the balance of the amount to be repaid shall be paid in cash.

         2. Section 2(c). Section 2(c) to the Amended Loan Agreement is hereby deleted and the following shall be substituted therefor:

                  (c) PREPAYMENTS. Borrower may prepay the Loan in (i) cash or
                  (ii) the number of Shares determined by dividing (y) the amount of principal and interest to be repaid by (z) the Share Price, at any time (including, without limitation, upon the occurrence of an Event of Default) in full, or in part, in minimum amounts of U.S. $100,000. In the event the number of Shares so calculated would include a fraction of a Share, the number of Shares shall be decreased to the nearest whole number of Shares and the balance of the amount to be repaid shall be paid in cash.

         3. Section 2(d). The following shall be added to the Amended Loan Agreement as Section 2(d).

                  (d) REGISTRATION OF SHARES. If Borrower elects to repay the Loan in Shares as permitted provided in the this Section 2, then Corixa shall register the resale of the Shares by Lender on the terms and conditions of the Registration Rights Agreement dated as of August 26, 2003, by and among Corixa, Borrower and Lender.

         4. Entire Agreement. This Second Amendment and the Amended Loan Agreement constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and also supersede any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

         5. Miscellaneous. All the terms, provisions and conditions of the Loan Documents not amended by this Second Amendment shall be and remain the same and in full force and effect.

                            [Signature page follows.]




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         IN WITNESS WHEREOF, the parties hereto have executed this Second
Amendment as of the date and year first above written.

                                       COULTER PHARMACEUTICAL, INC.

                                       By:  /s/ Michelle Burris
                                           -------------------------------------
                                       Name:    Michelle Burris
                                             -----------------------------------
                                       Title:  C.F.O.
                                              ----------------------------------



                                       CORIXA CORPORATION

                                       By:  /s/ Michelle Burris
                                           -------------------------------------
                                       Name:    Michelle Burris
                                             -----------------------------------
                                       Title:  Sr. V.P. & C.F.O.
                                              ----------------------------------



                                       SMITHKLINE BEECHAM CORPORATION

                                       By:  /s/ Donald F. Parman
                                           -------------------------------------
                                       Name:    Donald F. Parman
                                             -----------------------------------
                                       Title:  Vice President and Secretary
                                              ----------------------------------




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